Exhibit 28(j)(2)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below nominates, constitutes and appoints John C. Ball and Peter Goldstein (with full power to each of them to act alone) his/her true and lawful attorney-in-fact and agent, for him/her and on his/her behalf and in his/her place and stead in any and all capacities, to make, execute and sign all amendments and supplements to the Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940 of Gabelli Equity Series Funds, Inc. (the “Company”), and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest, par value $0.001 per share, of the Company, and any and all amendments and supplements to such Registration Statement, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned Directors themselves might or could do.

IN WITNESS WHEREOF, the undersigned Directors have hereunto set their hands this 27th day of January, 2023.

Signature	Title

/s/ Mario J. Gabelli	Director and Chairman of the Board
Mario J. Gabelli

/s/ John D. Gabelli	Director
John D. Gabelli

/s/ Elizabeth C. Bogan	Director
Elizabeth C. Bogan

/s/ Anthony J. Colavita	Director
Anthony J. Colavita

/s/ Vincent D. Enright	Director
Vincent D. Enright

/s/ Robert J. Morrissey	Director
Robert J. Morrissey

/s/ Kuni Nakamura	Director
Kuni Nakamura

/s/ Anthonie C. van Ekris	Director
Anthonie C. van Ekris

/s/ Salvatore J. Zizza	Director
Salvatore J. Zizza